UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):June 22, 2016

 TAKUNG ART CO., LTD

(Exact name of registrant as specified in its charter)

Delaware	333-176329	26-4731758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Flat/RM 03-04 20/F Hutchison House

10 Harcourt Road, Central Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 3158 0977

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Adoption of Revvised Charters:

On June 22, 2016, the Board amended the Audit Committee Charter, its Compensation Committee Charter, the Governance and Nominating Committee Charter, the Code of Business Conduct and Ethics, Corporate Governance Guidelines and Whistleblower Policy to reference the New York Stock Exchange’s Initial and Continued Listing Standards.

A copy of the Company's revised Audit Committee Charter, Compensation Committee Charter, Governance and Nominating Committee Charter, Code of Business Conduct and Ethics, Corporate Governance Guidelines and Whistleblower Policy is attached as Exhibits 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6 respectively to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1*	Audit Committee Charter adopted by the Board of Directors of Takung Art Co., Ltd on June 22, 2016.
99.2*	Compensation Committee Charter adopted by the Board of Directors of Takung Art Co., Ltd on June 22, 2016.
99.3*	Governance and Nominating Committee Charter adopted by the Board of Directors of Takung Art Co., Ltd on June 22, 2016.
99.4*	Code of Business Conduct and Ethics adopted by the Board of Directors of Takung Art Co., Ltd on June 22, 2016.
99.5*	Corporate Governance Guidelines adopted by the Board of Directors of Takung Art Co., Ltd on June 22, 2016.
99.6*	Whistleblower Policy adopted by the Board of Directors of Takung Art Co., Ltd on June 22, 2016.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Takung Art Co., Ltd

Date: June 22, 2016

/s/ Di Xiao
Name: Di Xiao
Title: Chief Executive Officer and Director